Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

December 31, 2024

Board of Directors

Jet.AI Inc.

10845 Griffith Peak Dr.

Suite 200

Las Vegas, Nevada 89135

RE: Registration Statement on Form S-8 for the 2023 Jet.AI Inc. Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Jet.AI Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder. The Registration Statement relates to (i) the registration under the Act of 10,933 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable under and in accordance with the 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Plan”) and (ii) the resale by the selling stockholders identified in the Registration Statement of up to 485 shares of restricted common stock held by such stockholders as described in the reoffer prospectus included in the Registration Statement. In this opinion letter, we refer to the Shares that may be issued under the Plan as the “Plan Shares” and the Shares held by the selling stockholders as the “Issued Shares.” This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended to date, (ii) the Bylaws of the Company, as amended to date, (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, (iv) the Plan, and (v) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including by facsimile or other electronic transmission). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications herein, we are of the opinion that:

1. The Plan Shares have been duly authorized by the Company and, when issued by the Company and delivered to participants in accordance with the provisions of the Plan and any underlying award agreements, will be validly issued, fully paid, and non-assessable..

2. The Issued Shares have been validly issued, are fully paid and non-assessable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

The opinion expressed above is limited solely to the Delaware General Corporation Law, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

This opinion letter has been prepared for use solely in connection with the filing of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC